Exhibit 3.21

Form LLC-5.5 January 2000	Illinois Limited Liability Company Act Articles of Organization	This space for use by Secretary of State FILED: 11/27/2002 JESSE WHITE SECRETARY OF STATE
Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 359, Howlett Building Springfield, IL 62756 http://www.sos.state.11.us	Must be typewritten This space for use by Secretary of State
Payment must be made by certified check, cashier’s check, Illinois attorneys check, Illinois C.P.A.’s check or money order, payable to ‘Secretary of State.*	Date 11/27/2002 Assigned File # 0081-768-6 Filing Fee $400.00 Approved: JFP

1.	Limited Liability Company Name: Black Hills Mining Company, LLC
(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	If transacting business under an assumed name, complete and attach Form LLC-1.20.

3.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 8 Cherry Tree Place, Harrisburg, IL 62946

4.	The Articles of Organization are effective on: (Check one)

a) ☒ the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date:

(month, day, year)

5.	The registered agent’s name and registered office address is:

Registered agent:	Stephen	E.	Short
	First Name 8 Cherry Tree Place	Middle Initial	Last Name
Registered Office: (P.O. Box and	Number Harrisburg, IL 62946	Street	Suite #
do are unacceptable)	City	ZIP Code	County

6.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065).
(If not sufficient space to cover this point, add one or more sheets of this size.)

“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

7.	The latest date, if any, upon which the company is to dissolve (perpetual)

(month, day, year)

Any other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5

8.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
If yes, state the provisions(s) from the ILLCA. ☐ Yes ☒ No

9.	a) Management is by manager(s): ☒ Yes ☐ No
If yes, list names and business addresses.

Heath Lovell	Stephen E. Short
P.O. Box 165	P.O. Box 165
Sturgis, KY 42459	Sturgis, KY 42459

b) Management is vested in the member(s): ☐ Yes ☐ No
If yes, list names and addresses.

10.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated November 1 2002

                (Month/Day)                  (Year)

Signature(s) and Name(s) of Organizer(s)	Business Address(es)

1. /s/ Heath Lovell	P. O. Box 165

Heath Lovell	Sturgis

Organizer	Kentucky 42459

2. /s/ Lori S. Lovell	P. O. Box 165

Lori S. Lovell	Sturgis

Organizer	Kentucky 42459

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

1, P.O. Box 165
Number Street
Sturgis

F.LLC-5.25 December 2003	Illinois Limited Liability Company Act Articles of Amendment (If check is returned for any reason this filing will be void.)	City/Town This space for use by
Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 351, Howlett Building Springfield, IL 62756 http://www.cyberdriveillinois.com	Filing Fee (see instructions). SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State Date 03-02-2004 Assigned File 00817686 Filing Fee $ Approved:	MAR 0 2 2004 JESSE WHITE SECRETARY OF STATE
Payment may be made by business firm check payable to Secretary of State.

1.	Limited Liability Company name Black Hills Mining Company, LLC

2.	File number assigned by the Secretary of State: 00817686 11

3.	These Articles of Amendment are effective on X the file date or a later date being not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows:

	a)	Admission of a new member (give name and address below)
X	b)	Admission of a new manager (give name and address below)
	c)	Withdrawal of a member (give name below)
X	d)	Withdrawal of a manager (give name below)
X	e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
X	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)
	g)	Change in the limited liability company’s name (list below)
	h)	Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization
	i)	Other (give information below)

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3) ☒ Yes ☐ No

a)	Not less than minimum number of managers so approved. ☒ Yes ☐ No

b)	Member action was not required. ☒ Yes ☐ No

6.	This amendment was adopted by the members. S. 5-25(4) ☐ Yes ☒ No

Not less than minimum number of members so approved.

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated Feb 10, 2004

(Month & Day) (Year)

/s/ L. Brent Stottlemyre
(Signature)

L. B. Stottlemyre, Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35.

 If other changes are reported, the filing fee is $150.

4)

b)

Name	Address
L. B. Stottlemyre	701 Market St., Ste. 778, St. Louis, MO 63101-1826
Kemal Williamson	701 Market St., Ste. 778, St. Louis, MO 63101-1826
Charles Ebetino, Jr.	701 Market St., Ste. 778, St. Louis, MO 631 01-1 826

d)

Name	Address
Heath Lovell	P.O. Box 165, Sturgis, KY 42459
Stephen Short	P.O. Box 165, Sturgis, KY 42459

e) 701 Market St., Ste. 778, St. Louis, MO 63101-1826

f)

CT Corporation System

208 S. LaSalle St., Ste. 814

Chicago, IL 60604

Form LLC-1.36/1.37 May 2008	Illinois Limited Liability Company Act Statement of Change of Registered Agent and/or Registered Office	FILE # 00817686
Secretary of State Jesse White Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveiliinols.com	Submit in Duplicate Must be typewritten. This space for use by Secretary of State. Filing Fee: $25 Penalty (See Note 1.): Approved:	This space for use by Secretary of Stale. FILED APR 1 5 2010 JESSE WHITE SECRETARY OF STATE
Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)

1.	Limited Liability Company Name: BLACK HILLS MINING COMPANY, LLC APR 16 2010

2.	Name and Address of Registered Agent and Registered Office as they appear on the reords the office of State (before change):

Registered Agent:	C T Corporation System
	First Name	Middle Name	Last Name

Registered Office:	208 South Lasalle Street	Suite 814

Number	Street-	Suite No..(P.O. Box alone is unacceptable
	Chicago	60604	Cook

	City	ZIP Code	County

3.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent:	Illinois Corporation Service
	Company First Name	Middle Name	Last Name

Registered Office:	801 Adlai Stevenson

	Drive Number Street	Suite No. (P.O. Box alone is unacceptable)
	Springfield, IL	62703	Sangamon County

	City	ZIP Code	County

4.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

5.	The above change was authorized by: (check one box only)

a. 0 resolution duly adopted by the members or managers. (See Note 4.)

b. 0 action of the registered agent. (See Note 5.)

SEE REVERSE FOR SIGNATURE(S).

LLC-1.36/1.37

6.	If the change to the registered agent or registered office is authorized by the members or managers, sign here. (See Note 4 below.)

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this statement to change the registered agent or address is to the best of my knowledge and belief, true, correct and complete.

II the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

If change of registered office by registered agent, sign here_ (See Note 5 below.)

Dated May 12 2010
Month/Day Year /s/ Bianca Lozada
Signature (Must Comply with Section 5-45 of ILLCA.)

Bianca Lozada, Attorney in fact on behalf of Kenneth L. Wagner, manager Name and Title (type or print)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true, correct and complete.

Dated
Month/Day Year

Signature of Registered Agent of Record
Name and Title (type or print) If registered agent is a corporation, name and title of officer who is signing on its behalf.

NOTES

1.	A$300 penalty applies when the Limited Liability Company fails to appoint and maintain a registered agent in Illinois within 60 days of notification of the Secretary of State by the resigning registered agent.

2.	The registered office may, but need not be, the same as the principal office of the Limited Liability Company; however, the registered office and the office address of the registered agent must be the same.

3.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

4.	A Limited Liability Company cannot act as its own registered agent.

5.	Any change of registered agent or registered address effected by the Limited Liability Company must be by resolution adopted by the members or managers.

6.	The registered agent may report a change of the registered office of the Limited Liability Company for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.